Exhibit 99.1

CoStar Group 2022 Revenue Increased 12% Year-over-Year and Full Year Net New Bookings Grew 41% to a Record $305 Million

WASHINGTON – February 21, 2023 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the year ended December 31, 2022 was $2.18 billion, an increase of 12% over revenue of $1.94 billion for the full year of 2021. Revenue for the fourth quarter of 2022 was $573 million, an increase of 13% over revenue of $507 million for the fourth quarter of 2021.

Net income for the year ended December 31, 2022, was $369 million, an increase of 26% compared to net income of $293 million for the full year of 2021. Net income for the fourth quarter of 2022 was $124 million, or $0.31 per diluted share, an increase of 34% compared to net income of $93 million for the fourth quarter of 2021. Adjusted EBITDA was $672 million for the full year and $182 million for the fourth quarter of 2022.

“2022 was an outstanding year for CoStar Group,” said Andy Florance, Founder and Chief Executive Officer of CoStar Group. “We delivered 12% year over year revenue growth while setting a record for full year net new sales bookings of $305 million, an increase of 41% over 2021. Our two largest product platforms, CoStar and Apartments.com, delivered revenue growth of 15% and 16%, respectively, in the fourth quarter, while LoopNet revenue grew 12% to end the year. I believe our efforts to expand our sales team in 2022 are starting to pay off,” continued Florance.

“I’m particularly pleased with the revenue growth acceleration in Apartments.com, which began the year with 6% year-over-year revenue growth in the first quarter and ended the year with 16% year-over-year revenue growth in the fourth quarter,” stated Florance, “Net new bookings for Apartments.com in the fourth quarter were the highest ever, increasing 177% compared to the same period in 2021. This performance is expected to return Apartments.com to 20% or higher revenue growth during 2023,” continued Florance.

“We've made great progress on our residential strategy in 2022,” stated Florance. “Traffic to our Homes.com network has passed 20 million unique monthly visitors and has doubled in the last few months. Our new product received an incredible response from agents at the National Association of Realtors trade show recently, while our “your listing, your lead” strategy is delivering hundreds of thousands of valuable consumer leads directly to listing agents. Given the strong momentum of Homes.com, we plan to increase our residential investments in the year ahead,” continued Florance.

Year 2021-2022 Quarterly Results - Unaudited
(in millions, except per share data)
	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$458	$480	$499	$507	$516	$536	$557	$573
Net income	74	61	64	93	89	83	72	124
Net income per share - diluted(1)	0.19	0.16	0.16	0.24	0.23	0.21	0.18	0.31
Weighted average outstanding shares - diluted(1)	394	394	394	395	394	394	396	406

EBITDA	136	133	123	173	158	140	129	155
Adjusted EBITDA	160	150	144	193	178	159	153	182
Non-GAAP net income	108	103	99	138	123	112	118	153
Non-GAAP net income per share - diluted(1)	0.27	0.26	0.25	0.35	0.31	0.28	0.30	0.38
__________________________
(1) Certain prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

2023 Outlook
The Company expects revenue in the range of $2.46 billion to $2.48 billion for the full year of 2023, representing growth of approximately 13% year-over-year at the midpoint of the range. The Company expects revenue for the first quarter of 2023 in the range of $575 million to $580 million, representing revenue growth of approximately 12% year-over-year at the midpoint of the range.

The Company expects adjusted EBITDA in the range of $500 million to $520 million for the full year of 2023. For the first quarter of 2023, the Company expects adjusted EBITDA in the range of $111 million to $116 million.

The Company expects full year 2023 non-GAAP net income per diluted share in a range of $1.06 to $1.09 based on 408 million shares. For the first quarter of 2023, the Company expects non-GAAP net income per diluted share in a range of $0.25 to $0.26 based on 407 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the first quarter of 2023.

The preceding forward-looking statements reflect CoStar Group’s expectations as of February 21, 2023, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2023, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts and changes to existing subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.

Earnings Conference Call
Management will conduct a conference call to discuss the fourth quarter and full year 2022 results and the Company’s outlook at 5:00 PM EST on Tuesday, February 21, 2023. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$573,345	$506,786	$2,182,399	$1,944,135
Cost of revenues	109,194	86,330	414,008	357,241
Gross profit	464,151	420,456	1,768,391	1,586,894

Operating expenses:
Selling and marketing (excluding customer base amortization)	173,486	138,653	684,222	622,007
Software development	58,403	52,522	220,923	201,022
General and administrative	92,161	69,964	338,737	256,711
Customer base amortization	12,939	18,932	73,560	74,817
	336,989	280,071	1,317,442	1,154,557

Income from operations	127,162	140,385	450,949	432,337
Interest income (expense), net	32,586	(7,923)	32,125	(31,621)
Other income (expense), net	(213)	909	3,383	3,252
Income before income taxes	159,535	133,371	486,457	403,968
Income tax expense	35,163	40,471	117,004	111,404
Net income	$124,372	$92,900	$369,453	$292,564

Net income per share - basic	$0.31	$0.24	$0.93	$0.75
Net income per share - diluted	$0.31	$0.24	$0.93	$0.74

Weighted-average outstanding shares - basic	404,185	392,538	396,284	392,210
Weighted-average outstanding shares - diluted	406,087	394,532	397,752	394,160

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$124,372	$92,900	$369,453	$292,564
Income tax expense	35,163	40,471	117,004	111,404
Income before income taxes	159,535	133,371	486,457	403,968
Amortization of acquired intangible assets	19,978	26,176	102,579	103,626
Stock-based compensation expense	21,110	16,721	75,207	63,709
Acquisition and integration related costs	2,167	3,243	5,405	18,718
Restructuring and related costs	1,984	—	2,175	—
Settlements and impairments	1,969	—	6,069	—
Other expense, net	—	4,112	6,162	6,903
Non-GAAP income before income taxes	206,743	183,623	684,054	596,924
Assumed rate for income tax expense(1)	26%	25%	26%	25%
Assumed provision for income tax expense	(53,753)	(45,906)	(177,854)	(149,231)
Non-GAAP net income	$152,990	$137,717	$506,200	$447,693

Net income per share - diluted	$0.31	$0.24	$0.93	$0.74
Non-GAAP net income per share - diluted	$0.38	$0.35	$1.27	$1.14

Weighted average outstanding shares - basic	404,185	392,538	396,284	392,210
Weighted average outstanding shares - diluted	406,087	394,532	397,752	394,160
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$124,372	$92,900	$369,453	$292,564
Amortization of acquired intangible assets in cost of revenues	7,039	7,244	29,019	28,809
Amortization of acquired intangible assets in operating expenses	12,939	18,932	73,560	74,817
Depreciation and other amortization	7,928	6,880	29,127	29,018
Interest (income) expense, net	(32,586)	7,923	(32,125)	31,621
Other (income) expense, net	213	(909)	(3,383)	(3,252)
Income tax expense	35,163	40,471	117,004	111,404
EBITDA	$155,068	$173,441	$582,655	$564,981
Stock-based compensation expense	21,110	16,721	75,207	63,709
Acquisition and integration related costs	2,167	3,243	5,405	18,718
Restructuring and related costs	1,984	—	2,175	—
Settlements and impairments	1,969	—	6,069	—
Adjusted EBITDA	$182,298	$193,405	$671,511	$647,408

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$4,967,970	$3,827,126
Accounts receivable	166,140	138,191
Less: Allowance for credit losses	(12,195)	(13,374)
Accounts receivable, net	153,945	124,817
Prepaid expenses and other current assets	63,952	36,182
Total current assets	5,185,867	3,988,125

Deferred income taxes, net	9,722	5,034
Lease right-of-use assets	80,392	100,680
Property and equipment, net	321,250	271,431
Goodwill	2,314,759	2,321,015
Intangible assets, net	329,306	435,662
Deferred commission costs, net	142,482	101,879
Deposits and other assets	16,687	21,762
Income tax receivable	2,005	11,283
Total assets	$8,402,470	$7,256,871
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,460	$22,244
Accrued wages and commissions	104,988	81,794
Accrued expenses	89,113	81,676
Income taxes payable	10,438	31,236
Lease liabilities	36,049	26,268
Deferred revenue	103,567	95,471
Total current liabilities	372,615	338,689

Long-term debt, net	989,210	987,944
Deferred income taxes, net	76,202	98,656
Income taxes payable	14,001	12,496
Lease and other long-term liabilities	80,321	107,414
Total liabilities	$1,532,349	$1,545,199

Total stockholders' equity	6,870,121	5,711,672
Total liabilities and stockholders' equity	$8,402,470	$7,256,871

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Year Ended December 31,
	2022	2021
Operating activities:
Net income	$369,453	$292,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,885	139,558
Amortization of deferred commissions costs	76,082	63,391
Amortization of Senior Notes discount and issuance costs	2,365	2,327
Non-cash lease expense	38,489	28,485
Stock-based compensation expense	75,207	63,709
Deferred income taxes, net	(31,203)	24,165
Credit loss expense	18,309	10,928
Other operating activities, net	(2,439)	(654)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(46,403)	(29,630)
Prepaid expenses and other current assets	(17,910)	(14,873)
Deferred commissions	(116,796)	(72,038)
Accounts payable and other liabilities	23,234	(30,051)
Lease liabilities	(37,396)	(30,904)
Income taxes payable	(19,259)	5,860
Deferred revenue	6,785	17,396
Other assets	2,217	(502)
Other assets	—	—
Net cash provided by operating activities	478,620	469,731

Investing activities:
Proceeds from sale and settlement of investments	864	—
Proceeds from sale of property and equipment and other assets	30,097	612
Purchase of Richmond assets	(35,169)	(123,764)
Purchases of property and equipment and other assets	(58,574)	(65,220)
Cash paid for acquisitions, net of cash acquired	(6,273)	(192,971)
Net cash used in investing activities	(69,055)	(381,343)

Financing activities:
Proceeds from long-term debt	—	—
Payments of debt issuance costs	—	—
Payments of long-term debt	(2,155)	—
Repurchase of restricted stock to satisfy tax withholding obligations	(23,108)	(33,314)
Proceeds from equity offering, net of transaction costs	745,700	—
Proceeds from exercise of stock options and employee stock purchase plan	13,540	18,046
Other financing activities	—	(411)
Net cash provided by (used in) financing activities	733,977	(15,679)

Effect of foreign currency exchange rates on cash and cash equivalents	(2,698)	(1,495)
Net increase in cash and cash equivalents	1,140,844	71,214
Cash and cash equivalents at beginning of year	3,827,126	3,755,912
Cash and cash equivalents at end of year	$4,967,970	$3,827,126

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended December 31,
	2022			2021
	North America	International	Total	North America	International	Total
CoStar	$210,042	$9,033	$219,075	$181,478	$8,915	$190,393
Information Services	31,645	9,007	40,652	28,764	7,112	35,876
Multifamily	198,016	—	198,016	170,051	—	170,051
LoopNet	59,341	1,955	61,296	53,046	1,613	54,659
Residential	16,182	—	16,182	20,644	—	20,644
Other Marketplaces	38,124	—	38,124	35,163	—	35,163
Total revenues	$553,350	$19,995	$573,345	$489,146	$17,640	$506,786

	Year Ended December 31,
	2022			2021
	North America	International	Total	North America	International	Total
CoStar	$800,183	$36,797	$836,980	$686,948	$35,873	$722,821
Information Services	124,951	32,431	157,382	113,723	27,932	141,655
Multifamily	745,388	—	745,388	678,680	—	678,680
LoopNet	223,758	7,183	230,941	204,816	2,695	207,511
Residential	73,747	—	73,747	74,583	—	74,583
Other Marketplaces	137,961	—	137,961	118,885	—	118,885
Total revenues	$2,105,988	$76,411	$2,182,399	$1,877,635	$66,500	$1,944,135

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
EBITDA
North America	$154,788	$171,268	$577,242	$557,125
International	280	2,173	5,413	7,856
Total EBITDA	$155,068	$173,441	$582,655	$564,981

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$74.2	$61.1	$64.3	$92.9	$89.3	$83.5	$72.3	$124.4
Income tax expense	19.1	32.8	19.0	40.5	32.1	24.7	25.1	35.2
Income before income taxes	93.3	93.9	83.3	133.4	121.4	108.1	97.4	159.5
Amortization of acquired intangible assets	25.8	25.3	26.3	26.2	23.2	22.8	36.6	20.0
Stock-based compensation expense	15.5	15.1	16.3	16.7	17.8	18.1	18.1	21.1
Acquisition and integration related costs	8.5	2.0	5.0	3.2	1.6	0.5	1.1	2.2
Restructuring and related costs	—	—	—	—	—	—	0.2	2.0
Settlements and impairments	—	—	—	—	—	—	4.1	2.0
Other expense, net	1.1	0.8	0.9	4.1	2.0	2.1	2.1	—
Non-GAAP income before income taxes(1)	144.2	137.1	131.8	183.6	166.1	151.6	159.6	206.7
Assumed rate for income tax expense (2)	25%	25%	25%	25%	26%	26%	26%	26%
Assumed provision for income tax expense	(36.0)	(34.3)	(33.0)	(45.9)	(43.2)	(39.4)	(41.5)	(53.8)
Non-GAAP net income(1)	$108.2	$102.8	$98.8	$137.7	$122.9	$112.2	$118.1	$153.0

Non-GAAP net income per share - diluted(3)	$0.27	$0.26	$0.25	$0.35	$0.31	$0.28	$0.30	$0.38

Weighted average outstanding shares - basic(3)	391.6	392.3	392.4	392.5	392.9	393.3	394.7	404.2
Weighted average outstanding shares - diluted(3)	393.7	394.1	394.3	394.5	394.2	394.5	396.2	406.1
__________________________
(1) Totals may not foot due to rounding.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.
(3) Certain prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$74.2	$61.1	$64.3	$92.9	$89.3	$83.5	$72.3	$124.4
Amortization of acquired intangible assets	25.8	25.3	26.3	26.2	23.2	22.8	36.6	20.0
Depreciation and other amortization	8.5	7.0	6.6	6.9	7.0	7.0	7.2	7.9
Interest (income) expense, net	7.9	7.9	7.9	7.9	7.7	3.4	(10.7)	(32.6)
Other (income) expense, net	0.1	(0.8)	(1.5)	(0.9)	(0.9)	(1.3)	(1.4)	0.2
Income tax expense	19.1	32.8	19.0	40.5	32.1	24.7	25.1	35.2
EBITDA(1)	$135.6	$133.3	$122.6	$173.4	$158.4	$140.0	$129.1	$155.1
Stock-based compensation expense	15.5	15.1	16.3	16.7	17.8	18.1	18.1	21.1
Acquisition and integration related costs	8.5	2.0	5.0	3.2	1.6	0.5	1.1	2.2
Restructuring and related costs	—	—	—	—	—	—	0.2	2.0
Settlements and impairments	—	—	—	—	—	—	4.1	2.0
Adjusted EBITDA(1)	$159.6	$150.4	$143.9	$193.4	$177.9	$158.6	$152.7	$182.3
__________________________
(1) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending March 31, 2023		December 31, 2023
	Low	High	Low	High
Net income	$71,000	$75,000	$314,000	$329,000
Income tax expense	25,000	26,000	110,000	115,000
Income before income taxes	96,000	101,000	424,000	444,000
Amortization of acquired intangible assets	18,000	18,000	69,000	69,000
Stock-based compensation expense	21,000	21,000	88,000	88,000
Acquisition and integration related costs	1,000	1,000	1,000	1,000
Settlements and impairments	—	—	—	—
Other expense, net	—	—	—	—
Non-GAAP income before income taxes	136,000	141,000	582,000	602,000
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(35,400)	(36,700)	(151,300)	(156,500)
Non-GAAP net income	$100,600	$104,300	$430,700	$445,500

Net income per share - diluted	$0.17	$0.18	$0.77	$0.81
Non-GAAP net income per share - diluted	$0.25	$0.26	$1.06	$1.09

Weighted average outstanding shares - diluted	406,600	406,600	407,700	407,700
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending March 31, 2023		December 31, 2023
	Low	High	Low	High
Net income	$71,000	$75,000	$314,000	$329,000
Amortization of acquired intangible assets	18,000	18,000	69,000	69,000
Depreciation and other amortization	8,000	8,000	34,000	34,000
Interest (income), net	(33,000)	(33,000)	(116,000)	(116,000)
Other expense, net	—	—	—	—
Income tax expense	25,000	26,000	110,000	115,000
Stock-based compensation expense	21,000	21,000	88,000	88,000
Acquisition and integration related costs	1,000	1,000	1,000	1,000
Settlements and impairments	—	—	—	—
Adjusted EBITDA	$111,000	$116,000	$500,000	$520,000

Investor Relations:
Cyndi Eakin
Senior Vice President
CoStar Group Investor Relations
(202) 346-6784
ceakin@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information and analytics. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our portfolio of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality industry. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. Homes.com offers real estate professionals advertising and marketing services for residential properties. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada and Asia. From time-to-time we plan to utilize our corporate website, www.costargroup.com, as a channel of distribution for material company information.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar, Apartments or LoopNet net new bookings; the risk that revenues for the first quarter and full year 2023 will not be as stated in this press release; the risk that net income for the first quarter and full year 2023 will not be as stated in this press release; the risk that EBITDA for the first quarter and full year 2023 will not be as stated in this press release; the risk that adjusted EBITDA for the first quarter and full year 2023 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the first quarter and full year 2023 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission, including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Forms 10-Q for the quarters ended March 31, 2022; June 30, 2022 and September 30, 2022, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.